UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1501 North Hamilton Street

Richmond, Virginia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2006, Universal Leaf Tobacco Company, Incorporated, a wholly owned subsidiary of the Registrant (“Universal Leaf”), entered into an Amended Employee Grantor Trust Enrollment Agreement (the “Agreement”) with certain of its executive officers, including Allen B. King, Chairman and Chief Executive Officer, George C. Freeman III, President, and Hartwell H. Roper, Vice President and Chief Financial Officer. The Agreement replaces the employee grantor trust enrollment agreement that the Registrant has used since 2005.

The Agreement supplements Universal Leaf’s 1996 Benefit Restoration Plan (the “Plan”), in which certain of the Registrant’s executive officers are participants. The Plan is designed to restore to each participant the benefits that are limited or denied as a result of the limitations imposed on benefits provided by qualified retirement plans under the Internal Revenue Code of 1986, as amended (the “Code”). The benefits under the Plan to a particular participant are payable in a lump sum payment at the time that the participant retires.

In 2003, certain participants in the Plan entered into agreements with Universal Leaf providing for taxable cash compensation payments to be made by Universal Leaf to the participant to fund, at least partially, the payment to be made to the participant under the Plan upon retirement. Under such agreements, the participant directed Universal Leaf to deposit such payments on behalf of the participant directly into an irrevocable trust established by the participant for this purpose. The amounts that Universal Leaf deposits in the trust for the benefit of a participant and all earnings on such amounts offset benefits payable under the Plan. The Agreement, prior to its amendment, permitted Universal Leaf to fund the trusts on a discretionary basis.

Section 409A of the Code limits the ability of an employer to fund deferred benefits on a discretionary basis. The Agreement, as amended, requires Universal Leaf to make an annual payment to the participant’s trust based on the additional benefit accrued for the participant under the Plan for that year. The Agreement requires that Universal Leaf make its contributions by March 15 of the year following the year during which the benefit accrued. The Agreement provides for a formula to determine the specific amount of the annual contributions.

The full text of the form of the Agreement is attached as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amended Employee Grantor Trust Enrollment Agreement dated December 29, 2006, between Universal Leaf Tobacco Company, Incorporated and named executive officers (Allen B. King, George C. Freeman III and Hartwell H. Roper).*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: January 5, 2007	By:	/s/ Preston D. Wigner
	Name: Title:	Preston D. Wigner General Counsel and Secretary

2

Exhibit Index

Exhibit No.	Description
10.1	Form of Amended Employee Grantor Trust Enrollment Agreement dated December 29, 2006, between Universal Leaf Tobacco Company, Incorporated and named executive officers (Allen B. King, George C. Freeman III and Hartwell H. Roper).*

*	Filed herewith